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                                                                   Exhibit 10.22

English Translation

CONFIDENTIAL TREATMENT REQUESTED BY GMARKET INC. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

            ON-LINE SHOPPING MALL COLLABORATIVE PARTNERSHIP AGREEMENT

SK Corporation ("SK") and Gmarket Inc. ("Gmarket") enter into this On-Line Shopping Mall Collaborative Partnership Agreement ("Agreement") based on mutual good faith, as follows. SK and Gmarket shall be respectively referred to as a "Party" and collectively, the "Parties."

Article 1 (Purpose)

The purpose of this Agreement is to set forth necessary matters, including the Parties' rights and obligations, and to promote mutual benefit in connection with the operation of the Gmarket shopping mall (www.gmarket.co.kr) ("Gmarket") within the on-line shopping mall operated by SK (www.cashbagmall.co.kr) ("Cashbagmall") to enable customers of the Cashbagmall to use the Gmarket.

Article 2 (Description of Collaboration)

     (1) The activities to be performed by Gmarket in accordance with this Agreement shall be the following:

          i. To link Gmarket within Cashbagmall in a manner separately designated by SK (provided, the linked Gmarket mall under this subparagraph shall include any and all products and relevant contents of Gmarket operated by Gmarket);

          ii. To sell, settle accounts and deliver products through the linked Gmarket mall;

          iii. To maintain and repair the system under its control to allow steady operation of the linked Gmarket mall; and

          iv. To conduct activities separately agreed upon by both Parties in relation to the operation of the linked Gmarket mall.


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     (2)  The activities to be performed by SK in accordance with this Agreement shall be the following:

          i. To provide assistance, including set up of its system, necessary for Gmarket to link Gmarket within Cashbagmall; and

          ii. To maintain and repair the system under its control and to assist relevant technology to facilitate steady operation of the linked Gmarket mall.

     (3)  Any cost incurred to conduct the activities provided under Paragraphs
          (1) and (2) shall be borne by the respective Party. However, in case both Parties agree to conduct common promotional activities as part of the collaboration, the relevant cost shall be settled by separate agreement.

Article 3 (Compliance)

     (1) Gmarket shall continuously maintain and renew the contents of the linked Gmarket mall within Cashbagmall in accordance with this Agreement and do its best to activate sale of products through the linked Gmarket mall.

     (2) Gmarket shall daily provide SK with details of product sale (customers' purchase details) that took place at the linked Gmarket mall in a form separately agreed upon by both Parties.

     (3) Gmarket shall handle (i) advertisement, purchase, payment and delivery of products sold at the linked Gmarket mall and (ii) inquiries and claims raised by customers in relation to the use of the linked Gmarket mall, at its cost and responsibility, and shall establish and operate a contact point for counseling customers to conduct the relevant activities.

     (4) Gmarket shall display at the linked Gmarket mall its company name, address, telephone number, fax number, e-mail address and its contact point for counseling customers and any change thereof to allow customer easy access to such information and shall take all necessary measures to prevent any misunderstanding that SK is the producer or the seller of the products sold at the linked Gmarket mall.


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Article 4 (Commission)

Gmarket shall monthly pay to SK an amount equivalent to [****] of the monthly sales ("Commission", VAT inclusive) generated at the linked Gmarket mall in consideration of the operation of Gmarket within Cashbagmall in accordance with this Agreement.

Article 5 (Calculation and Settlement)

     (1) SK and Interpark Gmarket shall calculate the Commission for the relevant month as of the end of every month, and Gmarket shall transfer the Commission confirmed and determined by both Parties to a bank account designated by SK in cash by the 25th date of the next following month.

     (2) If a customer cancels purchase of products at the linked Gmarket mall after the settlement thereof under paragraph (1), the cancellation shall be reflected in the next calculation, unless otherwise agreed between both Parties.

     (3) A Party contesting the settlement under paragraph (1) shall file its claim within 15 days from the date of completion of settlement, and if the settlement is found by both Parties to be erroneous, the amount of the relevant difference shall be reflected in the next settlement.

     (4) If the settlement under paragraph (1) is delayed, Gmarket shall pay a default interest (defaulted principal x default interest rate x number of defaulted days/365) for the number of delayed days to SK. In such case, the default interest rate shall be the average interest rate of general loans of a bank designated by SK.

[****] = MATERIAL OMITTED: CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND FILED
     SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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Article 6 (Guarantee)

     (1) Gmarket shall comply with the relevant laws and regulations and government authorities' orders and guidance in providing products, advertisement and information to customers through the linked Gmarket mall and shall do its best to provide customers with high-class products and information. Specifically, Gmarket shall not engage in any of the following conducts, and any breach thereof discovered by SK may lead to immediate suspension of the collaboration contemplated in this Agreement.

          i. Selling products prohibited by the laws and regulations or engaging in conduct against the public order and morals;

          ii. Displaying false, exaggerated, deceptive, unfairly comparing or slandering marks or advertisements to deceive or mislead customers;

          iii. Disseminating false information or damaging a third party's reputation or credit;

          iv. Infringing upon a third party's intellectual property right, including copyright; or

          v.   Infringing on the rights of SK, customers or a third Party.

     (2) In the event a customer or a third party starts legal or substantial disputes against SK in connection with paragraph (1) above, Gmarket shall indemnify and hold harmless SK therefrom and solve the disputes at its cost and responsibility and compensate SK for any damage arising therefrom.

Article 7 (Cooperative Matters)

     (1) SK and Gmarket shall faithfully perform their own duties provided in this Agreement and shall immediately inform the other party of any impediments arising in connection with the operation of Cashbagmall and the linked Gmarket mall and shall expeditiously correct such impediments to minimize any inconvenience to customers.

     (2) SK and Gmarket may not use the other Party's business name, trademark and logo, etc. at either's own on-line or off-line places of business, without prior consent by the other Party.


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     (3)  SK and Gmarket shall provide customers using the linked Gmarket mall under this Agreement with the same Cashbag service under the "OKCashbag Service Collaboration Agreement" and supplementary agreements thereto existing between both Parties, provided, that the payment of the Cashbag Points, the Used Points and the Service Commission, due under those existing agreements shall be calculated and settled in accordance with the existing Agreement.

     (4) SK and Gmarket shall refrain from any conduct that is damaging to the other Party's image or reputation and shall faithfully perform the Agreement.

Article 8 (Confidentiality)

     (1) "Confidential Information" under this Agreement shall refer to any and all business secret and know-how of the other Party that is provided the other Party, or gained by the gaining Party in connection with this Agreement, in oral, written or computer file form, irrespective of the type and manner, and shall include the details of the rights and obligations of both Parties under this Agreement.

     (2) Each party shall not use the Confidential Information for purposes other than those set forth in this Agreement. Further, each party shall not copy, reproduce, process, provide, sell or announce to a third party the Confidential Information without prior written consent by the other Party, and shall be held responsible for any intentional or negligent disclosure of the Confidential Information.

Article 9 (Term)

This Agreement shall be effective for one year from the date of execution hereof and shall be renewed year by year under the same conditions, unless either Party notifies the other Party of its intention not to extend the Agreement in writing by not later than 30 days prior to the expiration hereof.

Article 10 (Termination)


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     (1)  In the event a party breaches or delinquently performs its obligation under this Agreement, the other Party may demand correction or improvement thereof in writing or by phone, and if the responsible Party fails to correct or improve within 7 days therefrom, the other Party may terminate this Agreement by a written notice.

     (2) In the event either Party becomes subject to any of the following, the other Party may immediately terminate this Agreement by a written notice:

          i. An application for bankruptcy, composition, corporate reorganization, workout or any other similar procedure is filed or the proceeding starts;

          ii.  Major assets or business is transferred to a third party;

          iii. Major assets are subject to attachment, provisional attachment, provisional disposition or auction;

          iv. suspension of operation or cancellation of business license, etc. by the relevant authorities;

          v. deterioration of financial condition rendering performance of this Agreement impracticable, such as default on payment obligation to the other Party or to a third party arising from any other transactions than that of this Agreement without justifiable cause or dishonor of negotiable securities such as notes and checks; or

          vi. occurrence of any other cause that obstructs the achievement of the purpose of this Agreement.

     (3) Both Parties may terminate this Agreement at any time upon written agreement.

     (4) In the event this Agreement is terminated pursuant to paragraphs (1) through (3), each Party's liability to the other Party shall be accelerated and shall be deemed due on the date of termination.

Article 11 (Confirmed Matters)

     (1) Expiration of the term as provided by Article 9 and termination of the Agreement in accordance with the provisions of Article 10 shall not affect both Parties' claims, liabilities or claim for damages that arose prior to such


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          expiration or termination.

     (2) Even though this Agreement is expired or terminated, Articles 6, 12, 13(7) and 13(8) shall continue to be effective and Article 8 shall survive the termination of this Agreement for 5 years.

Article 12 (Compensation for Damage)

A Party that has breached its obligations under this Agreement and caused damage to the other Party shall compensate the other Party for such damage (including damage to the other Party's reputation or image).

Article 13 (General Provisions)

     (1) This Agreement constitutes the entire agreement between the Parties and all prior written or oral agreement existing between the Parties regarding the subject matter of this Agreement shall become null and void and be replaced hereby.

     (2) Each party enters into this Agreement as an independent contractor and shall not be deemed as the agent or representative of the other Party for any purpose in exercising the rights and obligations hereunder. No party shall have any authority to represent, impose legal or de facto responsibility on or bind the other Party.

     (3) Each party shall notify the other party in writing or by phone within 5 days of any of the followings:

          A.   Change of company name;

          B. Determination to go out of business, to change type of business or on merger/acquisition;

          C. Change of the representative, business registration number and address;

          D.   Any cause listed in each subparagraph of Article 10(2); or

          E.   Any matter likely to affecting the performance of this Agreement.

     (4) The Parties acknowledge that a Party's waiver of exercise of any legal or


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          contractual remedy against the other Party's breach of this Agreement shall not constitute a waiver of the Party's rights against the other Party under this Agreement.

     (5) Neither Party may transfer or provide as security any right under this Agreement to a third party without prior written consent of the other Party nor allow a third party to undertake any obligation under this Agreement.

     (6) This Agreement may be modified or amended only by both Parties' written agreement.

     (7) This Agreement shall be governed by the laws of the Republic of Korea, and any unclear matter in this Agreement shall be interpreted in accordance with the laws, regulations and commercial practices of Korea.

     (8) Any disputes arising between the Parties in connection with this Agreement shall be resolved through consultation between the Parties, failing which, the dispute shall be submitted to the jurisdiction of the Seoul Central District Court as the court of first instance.

IN WITNESSETH WHEREOF, confirming that the Agreement reflects their intention, the Parties have executed, signed and affixed their seals to two copies of this Agreement and shall respectively keep one copy.

                                                               December 15, 2005

SK Corporation
99 Seorin-Dong, Jongro-Gu, Seoul
Hun Chul Shin, Representative Director (company seal)

Gmarket Inc.
6th Fl., Nam Seoul Bldg., 1304-3 Seocho-Dong, Seocho-Gu, Seoul
Young Bae Ku, Representative Director (company seal)


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